Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP ANNOUNCES NON-RENEWAL OF U.S. MARSHALS SERVICE

CONTRACT FOR QUEENS DETENTION FACILITY IN NEW YORK

Boca Raton, Fla. – March 15, 2021 — The GEO Group, Inc. (NYSE: GEO) (“GEO”) announced today that the U.S. Marshals Service (“USMS”) has notified GEO of a non-renewal of the contract for the company-owned, 222-bed Queens Detention Facility ending March 31, 2021. GEO has requested a contract extension from the USMS in order to provide for a proper transition. The potential non-renewal of the contract for the Queens Detention Facility, which generated approximately $19 million in annualized revenues, was not previously assumed in GEO’s current financial guidance for 2021. If the contract is not extended or renewed, GEO expects to market the Queens Detention Facility to other government agencies.

About The GEO Group

The GEO Group (NYSE: GEO) is a fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO is a leading provider of enhanced in-custody rehabilitation, post-release support, electronic monitoring, and community-based programs. GEO’s worldwide operations include the ownership and/or management of 118 facilities totaling approximately 93,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 22,000 professionals.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding the non-renewal of the U.S. Marshals Service contract for the company-owned, 222-bed Queens Detention Facility in New York. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (2) changes in federal immigration policy; (3) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (4) the magnitude, severity, and duration of the current COVID-19 global pandemic, its impact on GEO and GEO’s ability to mitigate the risks associated with COVID-19; (5) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

policy and contract announcements impacting GEO’s federal facilities in the United States; (6) fluctuations in our operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in our operating costs, (7) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels (8) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (9) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (10) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (11) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (12) GEO’s ability to successfully pursue growth and continue to create shareholder value; (13) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; (14) GEO’s ability to remain qualified as a REIT; and (15) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations